Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation in this registration statement on Form SB-2 of our report dated March 5, 2002 (with respect to the last paragraph in Note 1, April 15, 2002) on the financial statements of NUWAVE Technologies, Inc. as of December 31, 2001 and for each of the years in the two-year period ended December 31, 2001. We also consent to the reference to our firm under the caption "Experts."

/s/ Richard A. Eisner & Company, LLP

Richard A. Eisner & Company, LLP

Florham Park, New Jersey
April 26, 2002